Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

To the Board of Directors of Smart Energy Solutions, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 29, 2007 included in and incorporated by reference in Smart Energy Solutions, Inc.’s Annual Report on Form 10-KSB, for the year ended December 31, 2006, as amended, and to all references to our firm included in or made a part of this Registration Statement.

/s/ Chisholm, Bierwolf & Nilson, LLC
Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
June 19, 2007